UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/31/2009

News Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32352

Delaware	26-0075658
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1211 Avenue of the Americas
New York, NY 10036
(Address of principal executive offices, including zip code)

212-852-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 31, 2009, News Corporation (the "Company") entered into a letter agreement (the "Letter Agreement") with Mr. David DeVoe, Senior Executive Vice President and Chief Financial Officer of the Company, to reflect the Company and Mr. DeVoe's understanding that for purposes of Section 5 of the employment agreement, dated as of November 15, 2004, by and between the Company and Mr. DeVoe (the "Employment Agreement") (previously filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed on May 5, 2005), Mr. DeVoe will not be entitled to an award of restricted stock units under the Company's 2005 Long-Term Incentive Plan (the "LTIP") for fiscal 2009 based upon the achievement of pre-determined business unit performance targets by any non-named executive officer executives of the Company. The Letter Agreement does not affect any other provision of the Employment Agreement and does not affect Mr. DeVoe's eligibility to receive any equity awards in the discretion of the Compensation Committee of the Company's Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

News Corporation

Date: August 04, 2009	By:	/s/ Lawrence A. Jacobs
Lawrence A. Jacobs
Senior Executive Vice President and Group General Counsel